For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

Jennifer Harris

Chief Financial Officer

(704) 968-1866

jharris@horrycountystatebank.com

UNITED COMMUNITY BANKS, INC. AND
HCSB FINANCIAL CORPORATION (HORRY COUNTY STATE BANK)

ANNOUNCE MERGER AGREEMENT

•	Enhances franchise footprint in attractive Myrtle Beach market with #5 deposit market share rank
•	Consistent with United’s growth strategy in South Carolina, partnering with a well-established community bank located in South Carolina’s fastest growing market
•	Strategically and financially attractive combination

1

BLAIRSVILLE, GA and LORIS, SC – April 20, 2017 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) and HCSB Financial Corporation (OTCQB: HCFB) (“HCSB”) announced today a definitive agreement for United to acquire HCSB and its wholly-owned bank subsidiary, Horry County State Bank, in an all-stock transaction. The transaction has been unanimously approved by the Board of Directors of each company and is expected to close in the third quarter of 2017.

Horry County State Bank operates banking offices in the Myrtle Beach-Conway-North Myrtle Beach MSA. The merger will enhance United’s position in these fast-growing coastal markets and will provide a unique opportunity for United to offer its expanded banking products to Horry County State Bank’s customer base.

Under the terms of the agreement, HCSB shareholders will receive merger consideration consisting of 100 percent stock, with a fixed exchange ratio of .0050 shares of United common stock for each share of HCSB. The transaction is currently valued at approximately $66 million based on United’s closing price of $26.70 per share on April 19, 2017. United will recover HCSB’s deferred tax assets and other related tax benefits totaling approximately $11 million. Reflecting this recovery will result in a pro forma price-to-tangible book value multiple of [14X] percent. The transaction is also expected to be neutral to United’s tangible book value per share, including one-time transaction costs, and two percent – or three cents per share – accretive to United’s fully diluted earnings per share for 2018, excluding one-time transaction costs.

“This transaction fits squarely in our two-step coastal South Carolina growth strategy executed in 2016,” said Jimmy Tallent, Chairman and Chief Executive Officer of United. “First we placed a team of experienced, in-market lenders in Charleston. Then we acquired Tidelands Bank with a presence in the Charleston area, Hilton Head and Myrtle Beach. Acquiring Horry County State Bank enhances our presence in the Myrtle Beach community and creates value for shareholders and customers of both organizations.”

Tallent continued, “We are excited to expand our footprint in and around Myrtle Beach, which includes some of the fastest-growing markets in the country. We are especially glad to do this by joining forces with a well-established and highly respected community bank. Horry County State Bank’s commitment to outstanding customer service is consistent with our own, making this a great culture fit. The combined franchise will be well-positioned for growth and success.”

2

“Horry County State Bank has made tremendous progress over the past year, and I’m very proud of our team,” said Chief Executive Officer Jan Hollar. “Under the new strategic partnership with United, we will maintain exceptional customer service and leverage our strengths over a larger platform. We are in sync with United’s history of living community banking values and look forward to officially joining forces in the third quarter of 2017.”

Horry County State Bank will merge into United’s bank subsidiary, United Community Bank, and will operate under the United brand. At December 31, 2016, Horry County State Bank had $376 million in assets and $215 million in loans. Horry County State Bank currently operates eight branches in the Myrtle Beach-Conway-North Myrtle Beach MSA, including one each in Myrtle Beach and North Myrtle Beach proper, and two in adjacent Conway. The combination adds $313 million of deposits to United’s Myrtle Beach franchise, significantly improving its market share in the MSA. On a pro forma basis, United will have the 5th largest franchise in Myrtle Beach by deposits.

Lynn Harton, President and Chief Operating Officer of United stated, “The transaction with Horry County State Bank is a big win for both organizations – financially, operationally, strategically and culturally. We are committed to the community focus and customer service tradition of Horry County State Bank, and to providing customers with enhanced products to meet their banking needs.”

Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of HCSB’s shareholders.

Morgan Stanley & Co. LLC acted as financial advisor to United, and Troutman Sanders LLP served as its legal advisor. Hovde Group, LLC served as HCSB’s financial advisor, and Nelson Mullins Riley & Scarborough LLP served as its legal advisor.

3

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia with $10.7 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 134 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service: In 2014, 2015 and 2016, J.D. Power ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes included United among their list of the top 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

About HCSB Financial Corporation

HCSB Financial Corporation (OTCQB: HCFB) is a registered bank holding company with $376 million in assets. The company operates as the holding company for Horry County State Bank that provides commercial banking products and services primarily in Horry County, South Carolina. It offers a range of deposit services, including checking accounts, savings accounts, certificates of deposit, money market accounts, and individual retirement accounts. Horry County State Bank also originates real estate loans, including residential and commercial real estate loans, as well as construction and development loans; commercial loans comprising secured and unsecured loans, lines of credit, and working capital loans; consumer loans for personal and household purposes, such as secured and unsecured installment and term loans, home equity loans and lines of credit, and revolving lines of credit; and agricultural loans. Horry County State Bank operates through a network of eight branches. HCSB Financial Corporation was founded in 1999 and is based in Loris, South Carolina.

4

Caution About Forward-Looking Statements

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission (the “SEC”) including its 2016 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and United undertakes no obligation to update or revise forward-looking statements.

Additional Information and Where to Find It

Investors and security holders are urged to carefully review and consider each of United’s and HCSB’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by United with the SEC may be obtained free of charge at United’s website at http://www.ucbi.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from United by requesting them in writing to Investor Relations, United Community Banks, Inc., 125 Highway 515 East, Blairsville, Georgia 30514-0398, or by telephone to Investor Relations at (706) 781-2265. The documents filed by HCSB with the SEC may be obtained free of charge at HCSB’s website at https://www.hcsbaccess.com, or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from HCSB by requesting them in writing to HCSB Financial Corporation, 3640 Ralph Ellis Blvd., Loris, South Carolina 29569 Attn: Jan H. Hollar, or by telephone to Mrs. Hollar at (843) 716-6117.

United plans to file a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares of United’s common stock that will be issued to HCSB’s shareholders in connection with the proposed merger. The registration statement will include a joint proxy statement of HCSB and prospectus of United and other relevant materials in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT OR JOINT PROXY/PROSPECTUS BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive joint proxy statement/prospectus will be sent to the shareholders of HCSB seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from United or HCSB as described above.

5

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Merger Solicitation

United, HCSB, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the HCSB’s shareholders in connection with the proposed merger. Information regarding the directors and executive officers of United and their ownership of United common stock is set forth in its 2016 Annual Report on Form 10-K, definitive proxy statement for United’s 2017 annual meeting of shareholders, as filed with the Securities and Exchange Commission on March 24, 2017, and other documents subsequently filed by United with the SEC. Information regarding the directors and executive officers of HCSB and their ownership of HCSB common stock is set forth in its Definitive Proxy Statement on Form DEF14A filed on June 20, 2016 and other documents subsequently filed by HCSB with the SEC. Such information will also be included in the registration statement and joint proxy statement/prospectus for HCSB’s special meeting of shareholders, which will be filed by United with the SEC. Additional information regarding the interests of such participants will be included in the registration statement and joint proxy statement/prospectus and other relevant documents regarding the proposed merger filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

6